Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2018 Results

DALLAS--(BUSINESS WIRE)--August 8, 2018--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights (all comparisons to 2017 second quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.10 and Adjusted EPS[1] of $0.41
    Reported EPS includes pre-tax adjusted items of approximately $47 million, primarily related to realignment expenses, an asset impairment charge associated with an expected divestiture, transformation costs and below-the-line foreign exchange impacts
  Sales were $973 million, up 10.9%, or 9.0% on a constant currency basis and included approximately 1.0% negative impact related to divested businesses
    Aftermarket sales were $488 million, up 12.4%, or 10.2% on a constant currency basis
    Original equipment sales were $485 million, up 9.5%, or 7.9% constant currency
  Reported gross and operating margins of 29.4% and 4.8%
    Adjusted gross and operating margins[2] increased 40 and 110 basis points to 31.9% and 9.3%, respectively
  Total bookings were over $1.0 billion, up 6.8%, or 5.0% on a constant currency basis, and included approximately 1.0% negative impact related to divested businesses
    Aftermarket bookings were $504 million, or 49% of total bookings, up 10.2%, or 8.1% on a constant currency basis
  Backlog at June 30, 2018 was $1.8 billion, essentially flat with March 31, 2018 backlog

“We delivered solid results in the second quarter, highlighted by total bookings over $1 billion and a double-digit percentage increase in revenues, while also delivering improvement in our adjusted profit margins and reducing past due backlog,” said Scott Rowe, Flowserve’s president and chief executive officer. “We continue to execute on our multi-year Flowserve 2.0 transformation strategy to drive operational excellence, reduce complexity, accelerate growth and better leverage our global platform. While we have more work ahead on our initiatives, Flowserve remains well-positioned to profitably capture opportunities as our markets continue to improve.”

“Based on our first half 2018 financial performance and outlook for the remainder of the year, Flowserve today reaffirmed its full year guidance, including its Adjusted EPS[3] target range of $1.50 to $1.70, which includes expected revenue growth of approximately 3 to 6 percent and an adjusted tax rate of 27 to 28 percent,” added Lee Eckert, Flowserve’s senior vice president and chief financial officer.

Rowe concluded, “As we look ahead, we continue to believe there is significant opportunity available within our business and I am pleased with the progress made to date. Importantly, as we further implement our Flowserve 2.0 strategies, we believe the Company will deliver enhanced long-term value for our customers, employees and shareholders.”

Second Quarter 2018 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, August 9th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1]	See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[2]	Adjusted gross and operating margins are calculated by dividing adjusted gross profit and operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.
[3]

Adjusted 2018 EPS will exclude the Company’s realignment expenses, the impact from other specific discrete events and below-the-line foreign currency effects and utilizes year-end 2017 FX rates and approximately 132 million fully diluted shares.
_ FX headwind is calculated by comparing the difference between the actual average FX rates of 2018 and the year-end 2017 spot rates both as applied to our 2018 expectations, divided by the number of shares expected for 2018.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; if we are not able to successfully execute and realize the expected financial benefits from our strategic realignment and other cost-savings initiatives, our business could be adversely affected; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2018	2017

Sales	$973,129	$877,063
Cost of sales	(687,072)	(631,603)
Gross profit	286,057	245,460
Selling, general and administrative expense	(240,791)	(252,530)
Gain on sale of business	-	131,294
Net earnings from affiliates	1,445	2,654
Operating income	46,711	126,878
Interest expense	(14,939)	(14,951)
Interest income	1,330	641
Other expense, net	(4,770)	(9,496)
Earnings before income taxes	28,332	103,072
Provision for income taxes	(13,545)	(60,887)
Net earnings, including noncontrolling interests	14,787	42,185
Less: Net earnings attributable to noncontrolling interests	(1,567)	(307)
Net earnings attributable to Flowserve Corporation	$13,220	$41,878

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.10	$0.32
Diluted	0.10	0.32

Cash dividends declared per share	$0.19	$0.19

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$973,129	$-		$-		$973,129
Gross profit	286,057	(16,229)		(7,713)	(3)	309,999
Gross margin	29.4%	-		-		31.9%

Selling, general and administrative expense	(240,791)	(4,511)		(14,912)	(4)	(221,368)

Operating income	46,711	(20,740)		(22,625)		90,076
Operating income as a percentage of sales	4.8%	-		-		9.3%

Interest and other expense, net	(18,379)	-		(4,062)	(5)	(14,317)

Earnings before income taxes	28,332	(20,740)		(26,687)		75,759
Provision for income taxes	(13,545)	4,721	(2)	1,516	(6)	(19,782)
Tax Rate	47.8%	22.8%		5.7%		26.1%

Net earnings attributable to Flowserve Corporation	$13,220	$(16,019)		$(25,171)		$54,410

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.10	$(0.12)		$(0.19)		$0.42
Diluted	$0.10	$(0.12)		$(0.19)		$0.41

Basic number of shares used for calculation	130,844	130,844		130,844		130,844
Diluted number of shares used for calculation	131,226	131,226		131,226		131,226

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to IPD divestiture write-down of assets
(4) Represents $9.7 million related to IPD divestiture write-down of assets, $2.4 million related to implementation costs for the adoption of ASC 606 and $2.9 million related to Flowserve 2.0 transformation efforts
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$877,063	$-		$-		$877,063
Gross profit	245,460	(14,114)		(16,928)	(3)	276,502
Gross margin	28.0%	-		-		31.5%

Selling, general and administrative expense	(252,530)	(17,591)		(27,868)	(4)	(207,071)
Gain on sale of business	131,294	-		131,294	(5)	-

Operating income	126,878	(31,705)		86,498		72,085
Operating income as a percentage of sales	14.5%	-		-		8.2%

Interest and other expense, net	(23,806)	-		(7,136)	(6)	(16,670)

Earnings before income taxes	103,072	(31,705)		79,362		55,415
Provision for income taxes	(60,887)	7,641	(2)	(42,864)	(7)	(25,664)
Tax Rate	59.1%	24.1%		54.0%		46.3%

Net earnings attributable to Flowserve Corporation	$41,878	$(24,064)		$36,498		$29,444

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.32	$(0.18)		$0.28		$0.23
Diluted	$0.32	$(0.18)		$0.28		$0.22

Basic number of shares used for calculation	130,732	130,732		130,732		130,732
Diluted number of shares used for calculation	131,341	131,341		131,341		131,341

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(4) Represents $1.4 million of SIHI integration costs and purchase price adjustments ("PPA"), $26.0 million of Brazil property, plant and equipment impairment charge and $0.4 million reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(5) Represents gain related to the sale of Gestra business
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above. There is no tax impact associated with the Brazil property, plant and equipment impairment charge

SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$505.7	$465.1
Sales	480.7	427.7
Gross profit	148.2	130.8
Gross profit margin	30.8%	30.6%
SG&A	99.0	123.6
Segment operating income	51.0	9.8
Segment operating income as a percentage of sales	10.6%	2.3%

INDUSTRIAL PRODUCT DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$235.0	$213.3
Sales	205.7	191.8
Gross profit	37.2	24.1
Gross profit margin	18.1%	12.6%
SG&A	58.0	52.9
Segment operating loss	(20.5)	(28.6)
Segment operating loss as a percentage of sales	(10.0%)	(14.9%)

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$318.6	$316.2
Sales	306.5	275.4
Gross profit	101.0	87.9
Gross profit margin	33.0%	31.9%
SG&A	53.9	54.6
Segment operating income	46.4	164.4
Segment operating income as a percentage of sales	15.1%	59.7%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2018	2017

Sales	$1,893,083	$1,743,381
Cost of sales	(1,335,593)	(1,228,934)
Gross profit	557,490	514,447
Selling, general and administrative expense	(469,966)	(474,304)
Gain on sale of business	-	131,294
Net earnings from affiliates	4,613	6,109
Operating income	92,137	177,546
Interest expense	(29,818)	(29,646)
Interest income	2,968	1,265
Other expense, net	(11,925)	(21,483)
Earnings before income taxes	53,362	127,682
Provision for income taxes	(22,116)	(66,208)
Net earnings, including noncontrolling interests	31,246	61,474
Less: Net earnings attributable to noncontrolling interests	(2,883)	(545)
Net earnings attributable to Flowserve Corporation	$28,363	$60,929

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$0.47
Diluted	0.22	0.46

Cash dividends declared per share	$0.38	$0.38

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,893,083	$-		$-		$1,893,083
Gross profit	557,490	(23,385)		(7,713)	(3)	588,588
Gross margin	29.4%	-		-		31.1%

Selling, general and administrative expense	(469,966)	(8,829)		(20,379)	(4)	(440,758)
Gain on sale of business	-	-		-		-

Operating income	92,137	(32,214)		(28,092)		152,443
Operating income as a percentage of sales	4.9%	-		-		8.1%

Interest and other expense, net	(38,775)	-		(12,014)	(5)	(26,761)

Earnings before income taxes	53,362	(32,214)		(40,106)		125,682
Provision for income taxes	(22,116)	7,016	(2)	4,354	(6)	(33,486)
Tax Rate	41.4%	21.8%		10.9%		26.6%

Net earnings attributable to Flowserve Corporation	$28,363	$(25,198)		$(35,752)		$89,313

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$(0.19)		$(0.27)		$0.68
Diluted	$0.22	$(0.19)		$(0.27)		$0.68

Basic number of shares used for calculation	130,803	130,803		130,803		130,803
Diluted number of shares used for calculation	131,161	131,161		131,161		131,161

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to IPD divestiture write-down of assets
(4) Represents $9.7 million related to IPD divestiture write-down of assets, $7.3 million related to implementation costs for the adoption of ASC 606 and $3.4 million related to Flowserve 2.0 transformation efforts
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,743,381	$-		$-		$1,743,381
Gross profit	514,447	(19,151)		(16,928)	(3)	550,526
Gross margin	29.5%	-		-		31.6%

Selling, general and administrative expense	(474,304)	(23,065)		(28,494)	(4)	(422,745)
Gain on sale of business	131,294	-		131,294	(5)	-

Operating income	177,546	(42,216)		85,872		133,890
Operating income as a percentage of sales	10.2%	-		-		7.7%

Interest and other expense, net	(49,864)	-		(18,118)	(6)	(31,746)

Earnings before income taxes	127,682	(42,216)		67,754		102,144
Provision for income taxes	(66,208)	10,689	(2)	(39,498)	(7)	(37,399)
Tax Rate	51.9%	25.3%		58.3%		36.6%

Net earnings attributable to Flowserve Corporation	$60,929	$(31,527)		$28,256		$64,200

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.47	$(0.24)		$0.22		$0.49
Diluted	$0.46	$(0.24)		$0.22		$0.49

Basic number of shares used for calculation	130,647	130,647		130,647		130,647
Diluted number of shares used for calculation	131,308	131,308		131,308		131,308

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(4) Represents $2.0 million of SIHI integration costs and purchase price adjustments ("PPA"), $26.0 million of Brazil property, plant and equipment impairment charge and $0.4 million reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(5) Represents gain related to the sale of Gestra business
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above. There is no tax impact associated with the Brazil property, plant and equipment impairment charge

SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Six months Ended June 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$930.6	$925.1
Sales	948.4	852.4
Gross profit	288.1	267.7
Gross profit margin	30.4%	31.4%
SG&A	202.9	218.0
Segment operating income	90.4	55.7
Segment operating income as a percentage of sales	9.5%	6.5%

INDUSTRIAL PRODUCT DIVISION	Six months Ended June 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$433.4	$420.0
Sales	403.8	370.2
Gross profit	83.1	58.9
Gross profit margin	20.6%	15.9%
SG&A	105.9	101.3
Segment operating loss	(22.7)	(42.3)
Segment operating loss as a percentage of sales	(5.6%)	(11.4%)

FLOW CONTROL DIVISION	Six months Ended June 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$645.3	$625.6
Sales	583.7	555.8
Gross profit	189.2	186.1
Gross profit margin	32.4%	33.5%
SG&A	108.2	111.0
Segment operating income	80.3	206.3
Segment operating income as a percentage of sales	13.8%	37.1%

Second Quarter and Year-to-Date 2018 - Segment Results
(dollars in millions, comparison vs. 2017 second quarter and year-to-date, unaudited)

	EPD		IPD		FCD
	2nd Qtr	YTD	2nd Qtr	YTD	2nd Qtr	YTD
Bookings	$505.7	$930.6	$235.0	$433.4	$318.6	$645.3
- vs. prior year	8.7%	0.6%	10.2%	3.2%	0.8%	3.1%
- on constant currency	7.9%	-2.0%	7.1%	-1.3%	-1.4%	-0.4%

Sales	$480.7	$948.4	$205.7	$403.8	$306.5	$583.7
- vs. prior year	12.4%	11.3%	7.2%	9.1%	11.3%	5.0%
- on constant currency	11.4%	7.9%	4.2%	4.3%	8.9%	1.5%

Gross Profit	$148.2	$288.1	$37.2	$83.1	$101.0	$189.2
- vs. prior year	13.3%	7.6%	54.4%	41.1%	14.9%	1.7%

Gross Margin (% of sales)	30.8%	30.4%	18.1%	20.6%	33.0%	32.4%
- vs. prior year (in basis points)	20	-100	550	470	110	-110

Operating Income / (Loss)	$51.0	$90.4	$(20.5)	$(22.7)	$46.4	$80.3
- vs. prior year	420.4%	62.3%	28.3%	46.3%	-71.8%	-61.1%
- on constant currency	397.3%	51.0%	31.5%	49.9%	-72.0%	-61.6%

Operating Margin (% of sales)	10.6%	9.5%	-10.0%	-5.6%	15.1%	13.8%
- vs. prior year (in basis points)	830	300	490	580	-4460	-2330

Adjusted Operating Income*	$64.5	$110.9	$1.4	$0.3	$48.2	$84.4
- vs. prior year	29.0%	17.6%	75.0%	112.5%	24.9%	3.4%
- on constant currency	24.5%	10.9%	188.2%	176.1%	23.6%	1.7%

Adj. Oper. Margin (% of sales)*	13.4%	11.7%	0.7%	0.1%	15.7%	14.5%
- vs. prior year (in basis points)	170	60	30	70	170	-20

Backlog	$808.6		$419.2		$634.3

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges, below-the-line FX impacts and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(Amounts in thousands, except par value)	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$517,442	$703,445
Accounts receivable, net of allowance for doubtful accounts of $57,281 and $59,113, respectively	815,708	856,711
Contract assets, net	257,224	-
Inventories, net	675,325	884,273
Prepaid expenses and other	107,292	114,316
Total current assets	2,372,991	2,558,745
Property, plant and equipment, net of accumulated depreciation of $983,074 and $968,033, respectively	625,979	671,796
Goodwill	1,206,877	1,218,188
Deferred taxes	54,576	51,974
Other intangible assets, net	200,253	210,049
Other assets, net	189,946	199,722
Total assets	$4,650,622	$4,910,474

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$428,835	$443,113
Accrued liabilities	382,157	724,196
Contract liabilities	171,940	-
Debt due within one year	69,923	75,599
Total current liabilities	1,052,855	1,242,908
Long-term debt due after one year	1,454,947	1,499,658
Retirement obligations and other liabilities	501,269	496,954
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	483,477	488,326
Retained earnings	3,502,006	3,503,947
Treasury shares, at cost – 46,241 and 46,471 shares, respectively	(2,049,549)	(2,059,558)
Deferred compensation obligation	6,933	6,354
Accumulated other comprehensive loss	(542,198)	(505,473)
Total Flowserve Corporation shareholders' equity	1,621,660	1,654,587
Noncontrolling interests	19,891	16,367
Total equity	1,641,551	1,670,954
Total liabilities and equity	$4,650,622	$4,910,474

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands)	2018	2017

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$31,246	$61,474
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	49,169	50,252
Amortization of intangible and other assets	8,467	7,143
Gain on disposition of business	-	(131,294)
Stock-based compensation	8,395	15,743
Foreign currency, asset impairments and other non-cash adjustments	35,037	31,573
Change in assets and liabilities:
Accounts receivable, net	(32,235)	71,078
Inventories, net	(57,414)	(17,277)
Contract assets, net	(48,907)	-
Prepaid expenses and other assets, net	2,353	29,106
Accounts payable	(10,550)	(55,928)
Contract liabilities	(384)	-
Accrued liabilities and income taxes payable	(44,756)	(9,777)
Retirement obligations and other	4,478	(8,624)
Net deferred taxes	(1,636)	3,131
Net cash flows (used) provided by operating activities	(56,737)	46,600
Cash flows – Investing activities:
Capital expenditures	(31,747)	(29,447)
Proceeds from disposal of assets and other	908	2,383
Proceeds from disposition of business	-	181,838
Net cash flows (used) provided by investing activities	(30,839)	154,774
Cash flows – Financing activities:
Payments on long-term debt	(30,000)	(30,000)
Proceeds under other financing arrangements	2,253	6,644
Payments under other financing arrangements	(6,282)	(2,690)
Payments related to tax withholding for stock-based compensation	(2,931)	(6,593)
Payments of dividends	(49,681)	(49,579)
Other	(607)	(244)
Net cash flows used by financing activities	(87,248)	(82,462)
Effect of exchange rate changes on cash	(11,179)	19,087
Net change in cash and cash equivalents	(186,003)	137,999
Cash and cash equivalents at beginning of period	703,445	367,162
Cash and cash equivalents at end of period	$517,442	$505,161

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Flowserve
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Jay Roueche, 972-443-6560
Vice President, Investor Relations & Treasurer
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Mike Mullin, 972-443-6636
Director, Investor Relations
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Vice President, Global Communications and Public Affairs